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                                                        Exhibit No. EX-99.(h)(4)

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

December 28, 2005

Delaware Group Tax Free Fund
Voyageur Intermediate Tax Free Funds
2005 Market Street
Philadelphia, PA 19103

            Re:        Expense Limitations
                       -------------------
Ladies and Gentlemen:

            By our execution of this letter agreement (the "Agreement"), intending to be legally bound hereby, Delaware Distributors, L.P. (the "Distributor") agrees that in order to improve the performance of certain portfolios in: (i) Delaware Group Tax-Free Fund, which is comprised of the Delaware Tax-Free Insured Fund, Delaware Tax-Free USA Fund and Delaware Tax-Free USA Intermediate Fund (the "National Funds"); and (ii) Voyageur Intermediate Tax Free Funds, which is comprised of the Delaware Tax-Free Minnesota Intermediate Fund (together with the National Funds, the "Funds"), the Distributor shall, from December 30, 2005 through December 31, 2006, waive a portion of the Rule 12b-1 (distribution) fee for Class A Shares so that such Rule 12b-1 (distribution) fee for the Funds will be capped at the following rates:

            Fund                                           12b-1 Fee Limitation
            ----                                           --------------------
            Delaware Tax-Free Insured Fund                        0.25%
            Delaware Tax-Free USA Fund                            0.25%
            Delaware Tax-Free USA Intermediate Fund               0.15%
            Delaware Tax-Free Minnesota Intermediate Fund         0.15%

            The Distributor acknowledges that it shall not be entitled to collect on or make a claim for waived fees at any time in the future.

                                    Delaware Distributors, L.P.

                                    By: /s/ Kevin J. Lucey
                                        ----------------------------------
                                        Name:  Kevin J. Lucey
                                        Title: President/Chief Executive Officer
                                        Date:  December 28, 2005


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Your signature below acknowledges acceptance of this Agreement:

Delaware Group Tax Free Fund
Voyageur Intermediate Tax Free Funds


By: /s/ Jude T. Driscoll
   -----------------------------------
   Name:  Jude T. Driscoll
   Title: President/Chief Executive Officer
   Date:  December 28, 2005